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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES AND EXCHANGE ACT OF 1934

     Date of report (Date of Earliest Event Reported): July 1, 1996


                      UNITED PETROLEUM CORPORATION
         (Exact name of Registrant as specified in its Charter)

                                DELAWARE
     (State or other jurisdiction of incorporation or organization)

                           0-25006 13-3103494
          Commission File Number I.R.S Employer Identification

                           4867 North Broadway
                           Knoxville, TN 37918

                (Address of Principal Executive Offices)

                             615 - 688-0582
          (Registrant's Telephone number, including area code)


Item 4.           Changes in Registration's Certifying Accountant.

                  (a) (1) Termination of Certifying Accountants

                           (i) On July 15, 1996 the Board of Directors of the
Registrant voted to dismiss Dunn Cresswell Sparks Smith Horne & Downing (the "Former Accountants") as the Registrant's certifying accountants. On the same day, the Former Accountants resigned.

                           (ii) During the two most recent fiscal years and any
subsequent interim periods preceding the termination of their employment, the principal accountant's report on the financial statements of the Registrant did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty,

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audit scope or accounting principles.

                           (iii) The decision to change accountants was approved
by the Board of Directors of the Registrant.

                           (iv)  During the two most recent fiscal years and any
subsequent interim periods preceding the termination of their employment, there were no disagreements with the Former Accountants with respect to auditing principles or practices and financial statements. There were no disagreements with respect to disclosure or auditing scope and procedure.

                           (iv)  During the two most recent fiscal years and any
subsequent interim periods preceding the termination of the employment of the Former Accountants:

                                    (A) The Former Accountants have not advised
the Registrant that internal controls necessary for the Registrant to develop reliable financial statements did exist;

                                    (B) The Former Accountants have not advised
the Registrant that information has come to their attention that has led them to no longer be able to rely on management's representations or that they were unwilling to be associated with the financial statements prepared by management.

                                    (C) The Former Accountants have not advised
the Registrant of the need to expand significantly the scope of their audit, or that information has come to their attention during the Registrant's two most recent fiscal years and any subsequent interim period preceding the termination of their employment, that, if further investigated, might materially impact the fairness or reliability of either a previously issued audit report or the


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underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent them from rendering an unqualified audit report on those financial statements, or cause them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements.

                                    (D) The Former Accountants have not advised
the Registrant that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the their satisfaction), would prevent them from rendering an unqualified audit report on those financial statements.

                  (a) (2)     Engagement of New Certifying Accountants
                  On July 15, 1996 the Board of Directors of the Registrant voted to retain the firm of Coopers & Lybrand (the "New Accountants").
The New Accountants were not consulted regarding:

                  (i) the application of accounting principles to a specific transaction; or

                  (ii) the type of audit opinion to be rendered with regard to the Registrant's financial statements; or any disagreements or reportable events as such terms are defined in Regulation S-K, Item 304.


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                  (a) (3) The Former Accountant's are being provided with a copy of the disclosures being set forth in this Form 8K simultaneously with the filing of the form with the Commission and are being provided with a request that they furnish to the Registrant a letter addressed to the Commission stating whether they agree with the statements made by the registrant in response to
Item 304(a) of Regulation S-X, and, if not, stating the respects in which it does not agree.

                  (b)      Not applicable.

Item 5. Other Events.

                  A. On April 17, 1996 the Board of Directors of United Petroleum Corporation (the "Company") passed resolutions which authorized the Company to issue $5,000,000 of Convertible Debentures (or a greater amount if there was a sufficient interest) for a consideration equal to 75% of the face value of the Debentures. The Debentures have a maturity of two years and bear interest at the rate of 7% per annum. The Debentures are convertible into common stock of the Company. The conversion price is the lesser of the the average market price of the Company's stock, as reported by NASDAQ, for the five tradingdays preceeding the record date for the principal or interest payment.

                  Commencing May 8, 1996 and concluding July 1, 1996, the Company sold $7,099,999.66 face amount of Debentures to five purchasers for a net price, after commissions of $4,650,500.

                  The Debentures have been sold to foreign investors and have been registered with the Securities and Exchange Commission pursuant to Regulation S of the Rules and Regulations of the


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Securities and Exchange Commission.

                  The Company intends to use the proceeds (1) to finance oil and gas drilling operations in its Jackson-United Petroleum subsidiary; (2) to expand the number of full service auto care centers and convenience stores operated by the Company's subsidiary, Calibur Enterprises, Inc.; and (3) for working capital and other corporate purposes.

                  B. On July 11, 1996, the Board of Directors of the Company authorized the purchase in the open market of up to One Million (1,000,000) shares of the Company's common stock.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be authorized on its belalf by the undersigned duly authorized.

Dated: July 22, 1996

                                             United Petroleum Corporation


                                         By: /s/ Douglas Keane
                                         Douglas Keane, Executive Vice President